ASSET ACQUISITION AGREEMENT


                                      AMONG


              NEOMETRIX ACQUISITION I, INC., A DELAWARE CORPORATION


            NEOMETRIX TECHNOLOGY GROUP, INC., A DELAWARE CORPORATION


                                       AND


            SYLVESTER TECHNOLOGY GROUP, INC., A FLORIDA CORPORATION,



                             DATED: AUGUST ___, 2003





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                                TABLE OF CONTENTS
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BACKGROUND........................................................................................................1

ARTICLE I - SALE AND PURCHASE OF ASSETS...........................................................................1

         Section 1.01      Purchased Assets; Excluded Assets......................................................1
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                           ASSET ACQUISITION AGREEMENT

         This Asset Acquisition Agreement (the "Agreement") is made as of the _____ day of August, 2003, by and among Neometrix Acquisition I, Inc., a Delaware corporation (hereafter "Seller"), Neometrix Technology Group, Inc., a Delaware corporation (hereafter, "Parent"), and Sylvester Technology Group, Inc., a Florida corporation (hereafter "Buyer")

                                   BACKGROUND
                                   ----------

         WHEREAS, the Seller is engaged in business under the trade name "Zeosoft" as a developer and seller of software for use on hand-held computing devices (the "Business"); and

         WHEREAS, the Seller desires to sell all of the assets associated with the Business and, under the terms and conditions set forth in this Agreement, the Buyer has agreed to purchase such assets and assume certain of the Seller's obligations; and

         WHEREAS, the Parent, as the owner of all of the capital stock of the Seller, has agreed to join in this Agreement to provide certain representations and covenants in order to induce the Buyer to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Buyer, the Seller, and the Parent agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

         Section 1.01 Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.01), Seller will sell to Buyer, and Buyer will purchase from Seller, the assets of Seller listed below (collectively, the "Purchased Assets"). The Purchased Assets will be purchased free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind ("Encumbrances"). The Purchased Assets will include the following items:

                  (a) Intellectual Property. All trademarks and trademark applications, and all patents and patent applications, including specifically those set forth in Schedule 1.01(a), all goodwill associated therewith, and all computer software developed or owned by Seller, including all documentation thereof and all other Intellectual Property (as defined in Section 4.13) of Seller associated in any manner with the Business, and all rights to use the name "Zeosoft;"

                  (b) Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by the Seller for use in connection with the Business or the ownership and operation of the Purchased Assets;

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                  (c) Personal Property Lease. That certain lease of furniture, fixtures, and equipment, dated as of April 1, 2003, between Seller and 5580 Holdings, Inc., f/k/a/ Zeosoft Corporation;

                  (d) Customer Lists and other Intangible Assets. All other intangible assets associated with the Business, including without limitation all customer lists, goodwill, "know-how," proprietary information and trade secrets relating to the Business; and all manufacturers' warranties (including pending warranty claims) and manuals relating to the Purchased Assets;

                  (e) Seller's Deposits and Prepayments. All of the Seller's lease deposits on leases assumed by Buyer;

                  (f) Permits. All permits relating to the operation of the Business, to the extent such permits are transferable and whether or not all action necessary to effect such transfer has been taken prior to the Closing;

(g) Leases. The real property leases of Seller for the real property used in the Business, to the extent such are assignable.

                  (h) Telephone and Facsimile Numbers. The right to use the telephone and facsimile machine numbers used in the Business;

                  (i) Books and Records. All papers, documents, computerized databases and records of Seller relating to the Business or the Purchased Assets, including without limitation all software design documents, source code, employer records and workers' compensation records relating to employees hired by the Buyer, sales records, marketing records, accounting and financial records, and maintenance and production records;

(j) Claims Relating to Purchased Assets. All claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Business or the Purchased Assets, in each case whether accruing before or after the Closing;

                  (k) Contracts. All Contracts described on Schedule 1.01(k);
and

                  (l) Cash. All cash on hand and in banks;

provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.03.

         Section 1.02 No Assumed Obligations. The Buyer shall have no responsibility for any of the Seller's obligations (including contracts, leases, purchase orders and liabilities of any type, kind or nature), whether fixed,


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accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the "Excluded Obligations."

         Section 1.03 Excluded Assets. The Purchased Assets shall not include any of the Seller's rights, privileges, title or interest in the following assets (hereafter referred to as the "Excluded Assets"):

                  (a) Books and Records. All of the Seller's minute books, stock books, tax returns and books and records directly relating to the Excluded Obligations;

                  (b) Rights Hereunder. All rights and claims of the Seller under this Agreement; and

                  (c) Contracts not Assigned. All rights of the Seller in, to and under those leases, contracts and other agreements not being assigned to the Buyer pursuant to Section 1.01.

         Section 1.04 Consideration. At the Closing, Buyer shall deliver to Seller 8,250,000 shares of Buyer's common stock.

         Section 1.05 Allocation of Purchase Price. At or prior to the Closing, the Buyer and the Seller shall execute a written instrument in the form of Exhibit B setting forth by asset category and amount the mutually agreed allocation of the consideration being paid by the Buyer for the Purchased Assets. Each party agrees to report the purchase and sale contemplated herein on Internal Revenue Service Form 8594 and for all other federal and state tax purposes in accordance with such allocation.

         Section 1.06 Tax Consequences. For federal income tax purposes, the transactions contemplated hereby are intended to constitute a "reorganization" within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, and each party is intended to be a "party to the reorganization" within the meaning of Section 368 of the Code.

                                   ARTICLE II

                        CLOSING; DOCUMENTS OF CONVEYANCE
                        --------------------------------

         Section 2.01 Closing. Subject to the satisfaction of the conditions set forth in Articles VI and VII, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the "Closing") to be held at the offices of Buyer in Tampa, Florida, on August 29, 2003 (the "Closing Date"). The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date (the "Effective Time").

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         Section 2.02 Actions to be Taken at the Closing. At the Closing, the
Parties will take the following actions and deliver the following documents:

                  (a) Seller will execute and deliver to Buyer a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit C, together with such other instruments of conveyance and evidence of the transfer of title to the Purchased Assets from Seller to Buyer as Buyer may reasonably request;

                  (b) Buyer will deliver to Seller certificates representing 8,250,000 shares of Buyer's common stock in exchange for the Purchased Assets;

                  (c) The holders of all of Seller's Class A-1 Secured Promissory Notes, Class A-2 Secured Promissory Notes, and Class B Secured Promissory Notes will deliver them to Buyer, marked "satisfied" and will release all security interests in and liens on the Purchased Assets and all guarantees thereof;

                  (d) Seller will deliver to the holders of Seller's Class A-1 Secured Promissory Notes and Class A-2 Secured Promissory Notes shares of Buyer's common stock in exchange for those Notes. The number of shares of Buyer's common stock to be delivered to the noteholders will be the product of 8,250,000, multiplied by a fraction, the numerator of which is the balances due and owing under those notes on the Closing Date, and the denominator of which is $1,650,000.

                  (e) Seller will deliver to the Parent, as the holder of Seller's Class B Secured Promissory Notes the remaining shares of Buyer's common stock that it receives, in exchange for those Notes;

                  (f) Parent will declare a dividend to its shareholders of record as soon as feasibly possible following the Closing Date, and will distribute ratably among its shareholders the shares of Buyer's common stock that it receives from Seller; and

                  (g) Parent, Buyer, and Seller will each deliver to the others (to the extent applicable), all consents and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein.

         All instruments of conveyance shall be free of all Encumbrances and shall be in form and content reasonably acceptable to counsel for the Buyer and the Seller.

         Section 2.03 Prorations at Closing. All compensation (including vacation and sick pay accruals, as applicable), payroll and withholding taxes relating to the Seller's employees, including wages accrued but unpaid for the current payroll period (determined as of the Closing Date) shall be paid by the Seller when due. Seller will also pay all bills for ordinary accounts payable incurred prior to the Effective Time, and Buyer will pay all bills for ordinary accounts payable incurred after the Effective Time. All other operating expenses


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and liabilities relating to the ownership and operation of the Business and the
Purchased Assets attributable to the period ending at the Effective Time shall be paid by the Seller as they fall due. All operating and other expenses relating to the ownership and operation of the Business and the Purchased Assets attributable to periods commencing on and after the Effective Time shall be the sole responsibility of the Buyer.

         Section 2.04 Transfer of Possession. Simultaneously with the Effective Time, the Seller shall give the Buyer full possession and enjoyment of the Purchased Assets.

         Section 2.05 Utility Services. On the Closing Date or as soon thereafter as practicable, the Seller and the Buyer will cooperate with each other to arrange to disconnect or obtain final readings with respect to all electricity, water, telephone, and other utilities, and to have such services reconnected in or otherwise transferred to the Buyer's name immediately thereafter.

         Section 2.06 Temporary Escrow Arrangement. The parties contemplate that they may not be able to complete certain items on or before the Closing Date, including the final calculation and payment of the Seller's payables, the calculation of the balance due on the A-1 and A-2 Notes, and the calculation of the distribution amounts to each of Parent's shareholders. If those tasks are not complete on the Closing Date, Buyer will deposit its share certificate to be issued to Seller at Closing and Seller will deposit its stock powers to be provided at Closing with G.T. Hodges, P.A. ("Escrow Agent"), to be held in escrow pending completion of those calculations.

         If items are deposited with the Escrow Agent, then within 30 days of Closing, the Buyer and Seller will complete and agree on the calculation of the balance due to the holders of the A-1 and A-2 Notes and the number of shares to be received by the holders of the A-1 and A-2 Notes, and Parent will calculate the number of shares to be distributed to each of its shareholders. Seller and Buyer will thereupon notify Escrow Agent of the number of Buyer's shares to be issued to the holders of the A-1 and A-2 Notes and to Parent, and parent will provide Escrow Agent with a list of its shareholders and a calculation of the number of shares to be distributed to each. Escrow Agent will thereupon fill in the blanks on each of the stock powers that it holds, deliver the stock powers and share certificate to buyer, and Buyer will issue replacement stock certificates in the proportions and to the persons named in the stock powers.

         Escrow Agent's duties are intended to be only ministerial. If at any time, escrow Agent is in doubt of its obligations hereunder, it may deposit the escrowed documents with a court of competent jurisdiction, interplead the Buyer and Seller, and thereby be relieved of any liability or obligation hereunder, except those arising out of its own gross negligence or willful misconduct.

         Buyer and Seller acknowledge that Escrow Agent acts as counsel for Buyer and agree that Escrow Agent may continue to represent Buyer, including in any action in which it interpleads the escrowed documents.

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                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         The Buyer hereby represents and warrants to the Seller as follows:

         Section 3.01 Organization and Good Standing. The Buyer is a Florida corporation, duly organized, validly existing, and in good standing.

         Section 3.02 Power and Authority. The Buyer has the requisite power and authority to execute, deliver, and perform its obligations under and pursuant to this Agreement, including without limitation, the requisite power and authority to acquire the Purchased Assets upon the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section 3.03 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene any provision of the Articles of Incorporation or Bylaws of the Buyer, (ii) violate, be in conflict with, constitute a default under, result in the termination of, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of any agreement, contract, commitment, indenture, lease or mortgage applicable to the Buyer, or (iii) violate any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or arbitrator by which the Buyer is bound.

         Section 3.04 Capitalization. The capitalization of Buyer consists of 100,000,000 shares of voting common stock, of which there are and will be at Closing, 750,000 issued and outstanding, and 25,000,000 shares of preferred stock, of which there are and will be at Closing, none issued and outstanding. All of the outstanding shares of Buyer's capital stock have been duly authorized and validly issued, and are fully paid and non-assessable.
         Section 3.05 No Business. Buyer has conducted no business and at the Closing Date will have conducted no business and will have no liabilities or obligations, except those relating to this Agreement.

         Section 3.06 Valid Issuance. The Buyer common stock to be issued and delivered pursuant to the transactions contemplated herein will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. Buyer intends to issue the Buyer common stock in reliance on exemptions from registration and qualification under various federal and state securities laws. In the event such exemptions are determined not to be available, Buyer will make a good-faith effort to cure any noncompliance by undertaking to register or qualify the Buyer common stock issued hereunder by filing a registration statement that includes the Buyer common stock on or before May 31, 2004.

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                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT
               ---------------------------------------------------

         The Seller and Parent each represents and warrants to the Buyer, and where applicable, covenants with the Buyer as follows, as of the date hereof and the Closing Date:

         Section 4.01 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which the Business is currently being conducted.

         Section 4.02 Financial Statements. Seller has delivered to Buyer copies of Seller's monthly general ledger from April 1, 2003 through July 31, 2003; copies of its current accounts payable and accounts receivable journals, and copies of its monthly check register from April 1, 2003 through July 31, 2003. Those records accurately indicate the financial operation of the Business since April 1, 2003, and there has been no material adverse change in the financial condition of the Business since July 31, 2003.

         Section 4.03 Tax Matters. Except as set forth on Schedule 4.03, all Tax Returns required to be filed by or on behalf of Seller with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (i) have been timely filed or are not yet due, and
(ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements.

         Section 4.04 Insurance. Seller has maintained, and will maintain through the Closing Date, insurance coverage against liability, loss or casualty with respect to the operations of Seller. A description of all such policies is hereto attached as Schedule 4.04.

         Section 4.05 Legal Proceedings. Except as set forth on Schedule 4.05, there is no pending Legal Proceeding, and, to the best of the knowledge of Seller and Parent, no Person has threatened to commence any Legal Proceeding:
(i) that involves Seller or any of the Purchased Assets owned or used by Seller and which, if decided against Seller, would have a Material Adverse Effect on the financial condition, business or properties of Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

         Section 4.06 Assets. Seller has, and will have at the Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, except as disclosed on Schedule 4.06. Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Purchased Assets or the Business. No third party has any option or right to acquire the Business or any of the Purchased Assets.

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         Section 4.07 Real Property. Seller owns no real property. Schedule 4.07 includes a complete list of the real property leased by Seller and used in the Business ("Seller Leased Real Property"). Seller has a valid leasehold interest in the Seller Leased Real Property and will deliver to Buyer at Closing a certificate confirming that such leases are in full force and effect.

         Section 4.08 Compliance with Laws. To the best knowledge of Seller and Parent, Seller has at all time conducted the Business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Seller has not received any notice, advice, claim or complaint from any employee or Governmental Body that Seller has not conducted, or is not presently conducting, the Business in accordance with all applicable laws and other requirements of Governmental Bodies.

         Section 4.09 Authority; Binding Nature of Agreement. Subject only to the approval of Parent, Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller and its board of directors. Subject to the approval of Parent, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Seller will deliver to Buyer such evidence of the authorization of Seller's execution, delivery, and performance of this Agreement as Buyer may reasonably request.

         Section 4.10 Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's articles of incorporation or bylaws, or (ii) any resolution adopted by Seller's shareholders or Board of Directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the Purchased Assets is subject; or

                  (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract to which Seller is a party, or give any Person the right to (i) declare a default or exercise any remedy under any contract to which Seller is a party, (ii) accelerate the maturity or performance of any contract to which Seller is a party, or (iii) cancel, terminate or modify any contract to which Seller is a party.

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         Except for the required shareholder approval, Seller is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, except to the extent the consent of third parties may be required in connection with the assignment of the Purchased Assets.

         Section 4.11      Environmental Matters.

                  (a) Seller has complied with and is in compliance with all Environmental Laws, including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of hazardous wastes and hazardous substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

                  (b) Seller has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle hazardous wastes and hazardous substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Seller where hazardous wastes or hazardous substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

                  (c) There have been no releases or threats of releases (as defined in Environmental Laws) by Seller at, from, in or on any property owned or operated by Seller except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect; and

                  (d) Seller and Parent know of no on-site or off-site location to which Seller has transported or disposed of hazardous wastes and hazardous substances or arranged for the transportation of hazardous wastes and hazardous substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Seller for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States environmental statutes, as amended.

         Section 4.12 Significant Customers; Material Contracts and Commitments.
Schedule 4.12 hereto contains an accurate list of all material contracts, commitments, leases, instruments, agreements, licenses or permits to which Seller is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, employment contracts, and employee benefit plans) (collectively, the "Seller Material Contracts"). Except to the extent set forth on Schedule 4.12 hereto, (i) Seller has complied with its material commitments and obligations and is not in default under any of the Seller


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Material Contracts and no notice of default has been received with respect to any thereof and (ii) there are no Seller Material Contracts that were not negotiated at arm's length with third parties not affiliated with Seller or any officer, director or stockholder of Seller. Seller is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of Seller are represented by any labor union or covered by any collective bargaining agreement and, to the best of Seller's knowledge, no campaign to establish such representation is in progress. Seller considers its relationship with its employees to be good.

         Section 4.13 Intellectual Property.

                  Except for liens to be released at the Closing, Seller owns, free and clear of any Encumbrance, or has the valid right to use all Intellectual Property (as defined below) used by it in the Business. Each employee of Seller who created any of Seller's Intellectual Property and each independent contractor engaged by Seller who created any of Seller's Intellectual Property has assigned to Seller all of such employee's or contractor's right, title and interest in such Intellectual Property. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of Seller's Intellectual Property in the ordinary course of the Business) has any rights to any of the Intellectual Property owned or used by Seller, and, to Seller's and Parent's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that Seller owns or has an exclusive license to use. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights, and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

                  (b) None of the activities of the Business and none of the Intellectual Property owned or used by Seller (other than "off-the-shelf" generally commercially available software) infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. Seller has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

                  (c) Except as set forth on Schedule 4.13, there are no agreements with any Person pursuant to which Seller obtains rights to Intellectual Property material to the business of Seller (other than software that is generally commercially available) that is owned by a party other than Seller. Other than license fees for software that is generally commercially available, Seller is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

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(d) Seller has taken reasonable precautions (i) to protect its rights in its
Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to Seller's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Seller, the result of which would be to materially compromise the rights of Seller to apply for or enforce appropriate legal protection of Seller's Intellectual Property.

         Section 4.14 Software Licenses. Seller has all necessary licenses to use all material third-party software used in the Business, and Seller's use of third-party software does not infringe the rights of any Person.

         Section 4.15 Full Disclosure. This Agreement, and all documents delivered by Seller to Buyer in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Buyer has completed its due diligence investigation of Seller.

                                    ARTICLE V

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.
                  ---------------------------------------------

         The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         Section 5.01 Accuracy of Representations. Each of the representations and warranties made by Seller and Parent in this Agreement and in each of the other agreements and instruments delivered to Buyer and Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

         Section 5.02 Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         Section 5.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         Section 5.04 Agreements and Documents. Buyer shall have received a certificate executed by Seller and Parent containing the representation and warranty of Seller and Parent that each of the representations and warranties set forth in Article IV is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article V have been duly satisfied.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                  ---------------------------------------------

         The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         Section 6.01 Accuracy of Representations. Each of the representations and warranties made by Buyer in this Agreement and in each of the other agreements and instruments delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

         Section 6.02 Performance of Covenants. All of the covenants and obligations that Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         Section 6.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         Section 6.04 Agreements and Documents. Seller shall have received a certificate executed by Buyer, and containing the representation and warranty of Buyer that each of the representations and warranties set forth in Article III is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

                                   ARTICLE VII

                         POST-CLOSING COVENANT OF BUYER
                         ------------------------------

         Buyer covenants with Seller and Parent that Buyer will undertake to file a registration statement with the Securities and Exchange Commission as soon as feasible (in Buyer's discretion) following the Closing, registering the shares of Buyer's common stock to be issued hereunder. The Buyer shall notify the Parent of its intent to file a registration statement covering any of the Buyer's common stock, at least 45 days prior to the filing of such statement (other than registration statements relating solely to employee benefit plans or reorganizations). If Parent so requests within 20 days after the receipt of such notice, Buyer shall use its best efforts to include the shares of stock of Buyer issued hereunder within such registration statement, including any related blue sky law qualification or other compliance. If the registration statement is for an underwritten offering, the right of any shareholder to participate in such offering shall be conditioned on his or her participation in the underwriting and the inclusion of the shares of stock owned by such shareholder to the extent permitted by the underwriter, and the shareholder's agreement to be bound by any lock-up agreement required by the underwriter. The Buyer shall be required to bear all expenses associated with the registration, including, but not limited to all registration and qualification fees, printers' and accounting fees, fees and disbursements of Buyer's counsel, and all underwriters' fees and expenses, other than customary commissions. The provisions of this Article VII shall survive the Closing until such time as all of the shares issued hereunder are registered.

                                  ARTICLE VIII

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION
                         -------------------------------

         Section 8.01 Survival of Representations and Warranties. All of the representations and warranties of Buyer, Parent and Seller contained in this Agreement shall survive the Closing and shall continue for a period of one year following the Closing Date.

         Section 8.02 Buyer Indemnity. Subject to the provisions of Section 8.04 hereof, Buyer shall defend, indemnify and hold harmless Seller and Parent (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Seller or a shareholder, officer, or director of Seller or its respective representatives or assigns, by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of any breach of any representation and warranty contained in this Agreement, or any misrepresentation in or omission from any certificate furnished or to be furnished to Seller by Buyer pursuant to this Agreement.

         The remedy and right of recovery for any indemnity claim covered hereby shall be limited to $1,650,000. The indemnity herein contained shall expire one year following the Closing; provided, however, that if an indemnity claim is asserted prior to such expiration date, but is contested or otherwise not resolved at such expiration date, this indemnity shall expire with respect to such claim only upon resolution of the claim.

         Section 8.03 Indemnity Agreement of Parent and Seller. Seller and Parent, jointly and severally, shall indemnify and hold harmless Buyer and its officers and directors (and their successors and assigns) from and against any and all demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer or its directors, officers, employees, agents, affiliates, successors or assigns by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

                  (a) any period or periods of Seller ending prior to the Closing and which involve any claims against Buyer, Parent, Seller, or their respective properties or assets, relating to actions or inactions of Seller or its officers, directors, shareholder, employees or agents prior to Closing, or the operation of the Business prior to the Closing;

                  (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of Seller or Parent contained in any certificate furnished or to be furnished to Buyer by Seller or Parent pursuant to this Agreement.

         Section 8.04 Indemnification Procedure.

                  (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is materially and adversely affected thereby.

(b) With respect to any matter set forth in a Notice of Claim relating to a third-party claim, the Indemnitor shall have the absolute right to defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third-party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise.

                  (c) Mitigation of Damages. The party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event that could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder.

                                   ARTICLE IX

                      CONDUCT OF THE PARTIES AFTER CLOSING
                      ------------------------------------

         Section 9.01 Cooperation. The Buyer and the Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to the Buyer. Without limiting the generality of the foregoing, the Seller, at the request of the Buyer without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets vests in the Buyer, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver to the Buyer more effective title to the Purchased Assets, or to confirm and perfect the Buyer's title thereto, as contemplated by this Agreement.

         Section 9.02 Access to Books and Records. As long as the Buyer retains any books and records of Seller's business acquired by the Buyer hereunder, it will provide the Seller with reasonable access during customary business hours to such books and records and as long as the Seller retains the books and records of the Seller's business retained by the Seller hereunder, it will provide the Buyer with reasonable access during customary business hours to such books and records. Prior to the disposal of any such books and records by any party hereto, such party shall provide 60 days' prior written notice to the other party and shall relinquish possession of such books and records to such other party upon receipt of a written request therefor within the 60-day time period.

         Section 9.03 Use of Name. The Seller shall discontinue the use of the name "Zeosoft," or any derivation thereof effective upon the Closing Date. Prior to the Closing Date, the Buyer may change its corporate name to a name including the word "Zeosoft" or any derivation thereof.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         Section 10.01 144 Legend. To the extent required by law, the securities of Buyer to be issued hereunder shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         To the extent permitted by law, Buyer will permit the shareholders of Parent to tack the Rule 144 holding period on to the shares of Parent common stock to be issued and delivered hereunder.

         Section 10.02 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         Section 10.03 Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party's business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Buyer, if incurred by Buyer; and (ii) by Seller, if incurred by Seller.

         Section 10.04 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         Section 10.05 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Seller or Parent:

                           Neometrix Technology Group, Inc.
                           8910 Highway 108
                           Suite C
                           Columbia, MD 21045
                           Attention: President
                           Facsimile: (301) 384-2401

                  with a copy to:
                           Tomer Tal, Esq.
                           New Venture Attorneys
                           13620 Lincoln Way
                           Suite 320
                           Auburn, CA 95603
                           Facsimile: (530) 745-0376

                  if to Buyer:

                           Sylvester Technology Group, Inc.
                           5487 Jet Port Industrial Blvd.
                           Tampa, FL 33634
                           Attention:  President
                           Facsimile:  (813) 886-7770

                  with a copy to:

                           Geoffrey T. Hodges, Esq.
                           5487 Jet Port Industrial Blvd.
                           Tampa, FL 33634
                           Facsimile:  (813) 886-7770

         Section 10.06 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         Section 10.07 Headings. The Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         Section 10.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         Section 10.09 Governing Law; Venue.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought in or otherwise commenced in any state or federal court located in Hillsborough County, Florida. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Hillsborough County, Florida in connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located in Hillsborough County, Florida shall be deemed to be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Hillsborough County, Florida, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         Section 10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There are no intended third-party beneficiaries hereof.

         Section 10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         Section 10.12 Waiver.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         Section 10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         Section 10.14 Entire Agreement. This Agreement and the attached Exhibits and Schedules sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

         Section 10.15 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and the Schedules and Exhibits to this Agreement.

                  (e) Certain capitalized terms used in this Agreement are defined in Exhibit A.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                  SYLVESTER TECHNOLOGY GROUP, INC., a Florida corporation



                  By:__________________________________________
                                                               -
                  Its:



                  NEOMETRIX TECHNOLOGY GROUP, INC., a Delaware corporation



                  By:__________________________________________
                                                               -
                  Its:

                  NEOMETRIX ACQUISITION I, INC., a Delaware corporation



                  By:__________________________________________
                                                               -
                  Its:

         The undersigned joins in this Agreement solely for the purpose of agreeing to act as Escrow Agent under Section 2.06
                                                     G.T. HODGES, P.A.



                  By:_______________________________________
                  Geoffrey Todd Hodges, President

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including from a Governmental Body).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person's business, condition, assets, liabilities, operations, financial performance or prospects.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B
                                    ---------

                            PURCHASE PRICE ALLOCATION
                            -------------------------

                                    EXHIBIT C
                                    ---------

                           BILL OF SALE AND ASSIGNMENT
                           ---------------------------

         KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, NEOMETRIX ACQUISITION I, INC., a Delaware corporation ("Seller"), does hereby sell, assign, convey and transfer unto SYLVESTER TECHNOLOGY GROUP, INC., a Florida corporation ("Buyer"), all of Seller's right, title and interest in and to the personal property more particularly described on Exhibit "A" attached hereto and made a part hereof.

         Seller hereby warrants to Buyer, its successors and assigns, that Seller is the rightful owner of the property conveyed; that Seller is conveying to Buyer good and merchantable title to all of the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Seller (and Seller's successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

         Seller hereby covenants and agrees that it will, at the request of Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Buyer, its successors and assigns, good and merchantable title to the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Buyer in control and possession thereof.

         Seller does hereby irrevocably constitute Buyer, its successors and assigns, as Seller's true and lawful attorney-in-fact, with full power of substitution, in Seller's or Buyer's name, to claim, demand, collect and receive the property conveyed.

         This instrument shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

         Dated this 29th day of August, 2003.


                                              SELLER:

                                              NEOMETRIX ACQUISITION I, INC.,
                                              a Delaware corporation


                                              By:_______________________________
                                                   Norman Birmingham, President

                                Schedule 1.01(a)
                                ----------------

                       TRADEMARKS, TRADEMARK APPLICATIONS,
                        PATENTS, AND PATENT APPLICATIONS
                        --------------------------------

1. The invention described in the application for United States Letters Patent entitled "DISTRIBUTED MULTI- USER, MULTI-THREADED APPLICATION DEVELOPMENT SYSTEM AND METHOD" filed on September 26, 2000, and identified by U.S. Serial No. 09/670,988 (Inventors - Eugene Buzzeo and Stan Campbell).

2. Tthe invention described in the application for United States Letters Patent entitled "SYSTEM FOR DEVELOPMENT, MANAGEMENT AND OPERATION OF DISTRIBUTED CLIENTS AND SERVERS" filed on October 11, 2002, and identified by U.S. Serial No. 10/268,924.

3. The invention described in the application for United States Letters Patent entitled "DISTRIBUTED MULTI- USER, MULTI-THREADED APPLICATION DEVELOPMENT SYSTEM AND METHOD" filed on March 30, 1998, and identified by U.S. Patent No. 6,125,363 (Inventors - Eugene Buzzeo and Stan Campbell).

4. the marks "ZEOSOFT," "ZEOFUSION," "ZEOSPHERE," "ON DEMAND MOBILE SERVERS," and "ON DEMAND MOBILE SERVER NETWORKS" (collectively, the "Marks") and the applications for registration of the Marks with the United States Patent and Trademark Office, which applications have been assigned Serial Nos. 78204994, 78205026, 78205001, 78205034, and 78205037, respectively.

                                Schedule 1.01(k)
                                ----------------

                                    CONTRACTS
                                    ---------

                                  Schedule 4.03
                                  -------------

                                   TAX RETURNS
                                   -----------

None.

                                  Schedule 4.04
                                  -------------

                               INSURANCE POLICIES
                               ------------------

                                  Schedule 4.05
                                  -------------

                                LEGAL PROCEEDINGS
                                -----------------

None.

                                  Schedule 4.06
                                  -------------

                                TITLE EXCEPTIONS
                                ----------------

None.

                                  Schedule 4.07
                                  -------------

                              LEASED REAL PROPERTY
                              --------------------

1. Lease of real property located at 1055 Parsippany Boulevard, Parsippany, NJ, leased from Boulevard Plaza Associates, L.P. The lease expires 10/15/04.

2. Lease of real property located at 7430 E. Butherus Drive, Scottsdale, AZ, leased from B-H Associates. The lease is month-to-month.

                                  Schedule 4.12
                                  -------------

                               MATERIAL CONTRACTS
                               ------------------

                                  Schedule 4.13
                                  -------------

                        INTELLECTUAL PROPERTY EXCEPTIONS
                        --------------------------------





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                 AMENDMENT NO. 1 TO ASSET ACQUISITION AGREEMENT
                 ----------------------------------------------

         This is an Amendment, dated September 3, 2003, to that certain Asset Acquisition Agreement (the "Agreement") dated August 29, 2003, by and among Neometrix Acquisition I, Inc., a Delaware corporation (hereafter "Seller"), Neometrix Technology Group, Inc., a Delaware corporation (hereafter, "Parent"), and Sylvester Technology Group, Inc., n/k/a Zeosoft Technology Group, Inc., a Florida corporation (hereafter "Buyer")

                                   BACKGROUND
                                   ----------

         WHEREAS, the parties executed the Agreement on August 29, 2003, and Buyer purchased substantially all the assets of Seller on that date; and

         WHEREAS, the Parent has offered Buyer the opportunity to exchange one share of Parent's common capital stock for each share of Buyer's common stock to be delivered to Parent in exchange for Seller's Class B Secured Promissory Notes; and

         WHEREAS, the Buyer is willing to participate in such exchange;

         NOW, THEREFORE, the Buyer, the Seller, and the Parent agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

1. Amendment to Section 2.01of Agreement. The parties hereby amend Section 2.01 of the Agreement by replacing subsection (f) thereof with the following:

         "(f) Buyer will deliver to Parent one (1) share of Parent's common stock in exchange for each share of Buyer's common stock that Seller delivers to Parent pursuant to subsection (e), above."

2. Amendment to Section 2.06 of Agreement. The parties hereby amend the second paragraph of Section 2.06 of the Agreement to read as follows:

         "If items are deposited with the Escrow Agent, then within 30 days of Closing, the Buyer and Seller will complete and agree on the calculation of the balance due to the holders of the A-1 and A-2 Notes and the number of shares to be received by the holders of the A-1 and A-2 Notes, and the number of Buyer shares to be distributed to Parent and exchanged for a like number of Parent's common shares. Seller and Buyer will thereupon notify Escrow Agent of the number of Buyer's shares to be issued to the holders of the A-1 and A-2 Notes and to Parent. Escrow Agent will thereupon fill in the blanks on each of the stock powers that it holds, deliver the stock powers and share certificate to Buyer, and Buyer will deliver certificates for the Parent shares to Parent."

3. Deletion of Article VII. Article VII of the Agreement is hereby deleted.

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4. Miscellaneous. Except as amended hereby, the Agreement is hereby ratified and confirmed. All capitalized terms not defined herein shall have the meanings ascribed in the Agreement. The recitals, entitled "Background," are incorporated herein.

         The parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                  SYLVESTER TECHNOLOGY GROUP, INC., n/k/a ZEOSOFT TECHNOLOGY GROUP, INC., a Florida corporation



                  By:__________________________________________
                        Frank Musolino, President



                  NEOMETRIX TECHNOLOGY GROUP, INC., a Delaware corporation



                  By:__________________________________________
                         Richard McClearn, President

                  NEOMETRIX ACQUISITION I, INC., a Delaware corporation



                  By:__________________________________________
                        Norman Birmingham, President

         The undersigned joins in this Amendment solely for the purpose of agreeing to the amendments to its duties as Escrow Agent under Section 2.06 of the Agreement.

                  G.T. HODGES, P.A.



                  By:_______________________________________
                       Geoffrey Todd Hodges, President